GERI
                                                                Exhibit 5.02


                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                              919 THIRD AVENUE
                          NEW YORK, NEW YORK 10022
                                     --
                            Tel: (212) 735-3000
                            Fax: (212) 735-2000


                                          November 23, 1999


AnnTaylor Stores Corporation
AnnTaylor, Inc.
142 West 57th Street
New York, New York  10019


      Re:   AnnTaylor Stores Corporation and AnnTaylor, Inc.
            Registration Statement on Form S-3
            Registration Nos. 333-86955 and 86955-01
            ------------------------------------------------

Ladies and Gentlemen:

            We have acted as special counsel to AnnTaylor Stores Corporation, a Delaware corporation (the "Company"), and AnnTaylor, Inc., a Delaware corporation (the "Subsidiary Guarantor"), in connection with the preparation of a registration statement on Form S-3 (Registration Nos. 333-86955 and 86955-01) relating to the registration for resale of (a) up to $199,072,000 aggregate principal amount at maturity of the Company's Convertible Subordinated Debentures Due 2019 (the "Debentures") issued under an indenture, dated as of June 18, 1999 (the "Indenture"), by and among the Company, the Subsidiary Guarantor and The Bank of New York, as trustee (the "Trustee"), (b) the Subsidiary Guarantor's guarantee (the "Guarantee") of the Debentures on a subordinated basis, and (c) the shares (the "Shares") of the Company's common stock, par value $0.0068 per share (the "Common Stock"), issuable upon conversion of the Debentures. The Debentures, the Guarantee and the Shares are referred to herein collectively as the "Securities."

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement relating to the Securities as filed with the Securities and Exchange Commission (the "Commission") on September 13, 1999 under the Act and Amendment No. 1 thereto as filed with the Commission on November 23, 1999 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Indenture filed as an exhibit to the Registration Statement;
(iii) executed copies of the Debentures originally issued under the Indenture; (iv) the Restated Certificate of Incorporation of the Company, as amended to date; (v) the By-Laws of the Company, as amended to date;
(vi) the Restated Certificate of Incorporation of the Subsidiary Guarantor, as amended to date; (vii) the By-Laws of the Subsidiary Guarantor, as amended to date; (viii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; (ix) a specimen certificate evidencing the Common Stock; (x) the Cross-Receipt, dated June 18, 1999, and the Cross-Receipt, dated July 15, 1999, both executed by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Company relating to the original issuance of the Debentures and the receipt of payment therefor; (xi) certain resolutions of the Board of Directors of the Company and of the Pricing Committee established by the Board of Directors of the Company, in each case, relating to the issuance of the Securities, the Indenture and related matters; and (xii) certain resolutions of the Board of Directors of the Subsidiary Guarantor, relating to the issuance of the Guarantee and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantor and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company and the Subsidiary Guarantor, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantor and others. In rendering the opinion set forth in paragraph 3 below, we have assumed that the certificates representing the shares of Common Stock issued upon conversion of the Debentures will conform to the specimen certificate examined by us and will be countersigned by a duly authorized officer of the transfer agent for the Common Stock and duly registered by the registrar for the Common Stock in the share record books of the Company.

            Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Indenture and the Debentures and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined on law on the opinions herein stated.

            Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

            1. The Debentures are valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            2. The Guarantee has been duly authorized, executed and delivered by the Subsidiary Guarantor, and constitutes a valid and binding agreement of the Subsidiary Guarantor, enforceable against the Subsidiary Guarantor in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            3. The shares of Common Stock initially issuable upon conversion of the Debentures, if and when the Debentures are converted into shares of Common Stock in accordance with their terms and the terms of the Indenture, will be validly issued, fully paid and nonassessable.

            In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Debentures and by the Company and the Subsidiary Guarantor of the Indenture and the performance by the Company and the Subsidiary Guarantor of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, the Subsidiary Guarantor or their properties are subject, except for those agreements and instruments which were identified to us by the Company and the Subsidiary Guarantor as being material to them and which are listed as exhibits to the Company's Annual Report on Form 10-K for the year ended January 30, 1999 and to the Subsidiary Guarantor's Annual Report on Form 10-K for the year ended January 30, 1999.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                               Very truly yours,

                               /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP